EXHIBIT 32 (ii)

STANLEY BLACK & DECKER, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Stanley Black & Decker, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald Allan, Jr., Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald Allan, Jr.
Donald Allan, Jr.
Executive Vice President and Chief Financial Officer
Date: July 20, 2018